                            SCHEDULE 14A INFORMATION
                            ------------------------

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

     [X]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INFERENCE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

               (1) Title of each class of securities to which transaction applies:

                    Class A Common Stock
                    ---------------------------------------------------------

               (2) Aggregate number of securities to which transaction applies: N/A
                             ------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                         ------------------------------------

               (4)  Proposed maximum aggregate value of transaction:  N/A
                                                                      -------

               (5)  Total fee paid:  N/A
                                     ----------------------------------------

     [ ] Fee paid previously with preliminary materials.  N/A
                                                          -------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:  N/A
                                             --------------------------------
               (2)  Form, Schedule or Registration Statement No.:  N/A
                                                                   ----------
               (3)  Filing Party:  N/A
                                   ------------------------------------------
               (4)  Date Filed:  N/A
                                 --------------------------------------------

                             INFERENCE CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 17, 1999

To the Stockholders of Inference Corporation:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Inference Corporation, a Delaware corporation, (the "Company") will be held at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, 94903, on Thursday, June 17, 1999, at 1:00 p.m. local time, for the following purposes:

     1. To elect one (1) Class III director to serve for a three-year period until his successor is elected and qualified;
     2. To approve the Amendment and Restatement of the Amended and Restated 1993 Stock Option Plan, including an amendment to increase the number of shares for issuance thereunder by 325,000 shares;
     3. To approve and ratify a form of Indemnification Agreement to be entered into between the Company and its directors, officers and certain agents;
     4. To ratify the selection of Ernst & Young LLP as the independent auditors of Inference Corporation for the fiscal year ending January 31, 2000; and
     5. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only common stock Stockholders of record at the close of business on May 4, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof, and will be sent this proxy statement on or about May 14, 1999.

     All Stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed Proxy and return it in the enclosed addressed envelope. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. Stockholders attending the meeting may vote in person even if they have returned a proxy card.

                                    By Order of the Board of Directors,
                                    INFERENCE CORPORATION



                                    Mark A. Wolf
                                    Vice President and Chief Financial Officer
Novato, California
May 14, 1999

                            YOUR VOTE IS IMPORTANT
   IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

                             INFERENCE CORPORATION
                                100 ROWLAND WAY
                           NOVATO, CALIFORNIA  94549
                               -----------------
            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                           to be held June 17, 1999

General Information

     The enclosed Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inference Corporation (the "Company" or "Inference") for use at the 1999 Annual Meeting of Stockholders to be held at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, 94303, on Thursday, June 17, 1999 at 1:00 p.m., local time, and at any and all postponements or adjournments thereof (the "Annual Meeting"). These proxy solicitation materials were mailed on or about May 14, 1999 to all Stockholders entitled to vote at the Annual Meeting.

Matters to be Considered

     The 1999 Annual Meeting has been called: (i) to elect one (1) Class III director to serve for a three-year period until his successor is elected and qualified, (ii) to approve the Amendment and Restatement of the Amended and Restated 1993 Stock Option Plan, including an amendment to increase the number of shares for issuance thereunder by 325,000 shares, (iii) to approve and ratify a form of Indemnification Agreement to be entered into between the Company and its directors, officers and certain agents, (iv) to ratify the selection of Ernst & Young LLP as the independent auditors of Inference Corporation for the fiscal year ending January 31, 2000 and (v) to transact such other business as may properly come before the meeting or any adjournment thereof.

Deadline for Receipt of Stockholder Proposals for the 2000 Annual Meeting

     Stockholders who intend to present a proposal for inclusion in the company's proxy materials for the 2000 Annual Meeting of Stockholders must submit the proposal to the company no later than January 15, 1999.

     Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2000 Annual Meeting must be stockholders of record entitled to vote at such meeting and must deliver notice of such proposal to the Secretary of the Company at the principal executive office of the Company not less than thirty
(30) days not more than ninety (90) days prior to the 2000 Annual Meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the 2000 Annual Meeting is given by the Company, notice by a stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given.

 Record Date and Shares Outstanding

     Stockholders of record of the common stock of the Company (the "Common Stock") at the close of business on May 4, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, the Company had outstanding 6,577,150 shares of Class A Common Stock and 535,332 shares of Class B Common Stock.

Revocability of Proxies

     Your Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed Proxy bearing a later date. If you should find it convenient to attend the meeting and desire to vote, you may vote at the Annual Meeting, thereby canceling any proxy previously given; attendance at the Annual Meeting will not in and of itself constitute the revocation of a Proxy.

Voting

     As of the Record Date the Class A Common Stock outstanding was entitled to 6,577,150 votes. The outstanding Class B Common Stock is non-voting and is not entitled to any votes on the proposals described herein.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as approval of a plan). However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

Solicitation of Proxies

     Proxies for the Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally, without extra compensation, by telephone, telegraph, telefax or similar means. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. The Company may retain a firm to assist in the solicitation of proxies, although has not done so at this time. The

Company would expect to pay a fee of approximately $5,000 and normal out-of-pocket expenses for such services.

     Votes Cast at the Annual Meeting will be tabulated by representatives of Harris Trust Company of California, the entity appointed by the Board of Directors to act as inspector of election for the Annual Meeting and any postponement or adjournment of the Annual Meeting. The inspector of election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; determine when the polls will close; and determine the results of the election.


Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth information as of May 4, 1999, regarding the beneficial ownership of the Company's Class A Common Stock by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock; (ii) each of the directors and director nominees of the Company; (iii) each executive officer listed in the Summary Compensation Table below; and (iv) all current directors and executive officers of the Company as a group.

                                                                                       Approximate
                                                                                    Number of Shares      Percentage
                                   Name/(1)/                                     Beneficially Owned/(2)/     Owned
-------------------------------------------------------------------------------  -----------------------  -----------
Dimensional Fund Advisors, Inc./(3)/...........................................                  493,900        6.97%
   1299 Ocean Avenue, 11/th/ Floor
   Santa Monica, California  90401
J.P. Morgan Investment Corporation/(4)/........................................                  327,585        5.00%
   101 California Street, 38th Floor
   San Francisco, California 94111
Peter R. Tierney/(5)/..........................................................                  263,060        3.61%
Charles W. Jepson/(6)/.........................................................                  162,279        2.24%
Glen D. Vondrick/(7)/..........................................................                   61,459        *
Philip Padfield/(8)/...........................................................                   48,967        *
Ralph Barletta/(9)/............................................................                   31,458        *
C. Scott Gibson/(10)/..........................................................                   27,250        *
Nobuo N. Akiha/(11)/...........................................................                   21,238        *
Raymond A. Smelek/(12)/........................................................                   12,000        *
John Katsaros..................................................................                       --        *
Louis Cole III.................................................................                       --        *
All directors and executive officers as a group (12 persons)/(13)/.............                  412,871        5.54%

 *  Less than 1%.
(1) The address for each of the named individuals is c/o Inference Corporation, 100 Rowland Way, Novato, California 94945. Unless otherwise indicated the named persons possess sole voting power and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).
(2) Beneficial ownership includes voting and investment power with respect to the shares. Shares of common stock subject to convertible securities, options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such convertible securities, options or warrants, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of the individuals' and entities' ownership as a percent of common stock beneficially owned may exceed 100%. As of the Record Date, the Company had 7,112,482 shares of common stock outstanding.
(3) Information is as of February 11, 1999 and is based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by Dimensional Fund Advisors, Inc. ("DFA"). DFA reported that it has sole voting and sole dispositive power with respect to 493,900 shares. DFA also reports that all such shares are owned by advisory clients of DFA, and that DFA disclaims beneficial ownership of all such shares.
(4) According to the Company's most recent records, J.P. Morgan Investment Corporation ("Morgan") owns 277,774 shares of the Company's Class A Common Stock and owns 535,332 of the Company's Class B Common Stock. Except as provided by law, the Class B Common Stock generally is non-voting. The Class B Common Stock is convertible into Class A Common Stock, except that no Regulated Holder (as defined in the Company's Certificate of Incorporation) may convert such shares to the extent that, as a result of such conversion, such Regulated Holder would hold more than 5% of the then outstanding Class A Common Stock. Morgan is a Regulated Holder and, as such, it may convert shares of Class B Common Stock into Class A Common Stock only to the extent that it would not own more than 5% of the then outstanding Class A Common Stock. Thus, taking into account the number of shares of Class B Common Stock, 49,811 which can be converted into Class A Common Stock as of May 4, 1999. Morgan would beneficially own 327,585 shares of Class A Common Stock.
(5) Includes 192,060 shares subject to options that are exercisable on or before June 30, 1999. Effective March 31, 1998, Mr. Tierney resigned form his position as the Company's President and Chief Executive Officer.
(6) Includes 148,750 shares subject to options that are exercisable on or before July 3, 1999.
(7) Includes 56,875 shares subject to options that are exercisable on or before July 3, 1999.
(8) Includes 48,967 shares subject to options that are exercisable on or before July 3, 1999.
(9) Includes 31,458 shares subject to options that are exercisable on or before July 3, 1999.
(10) Includes 5,900 shares subject to options that are exercisable on or before July 3, 1999.
(11) Includes 21,238 shares subject to options that are exercisable on or before July 3, 1999.
(12) Includes 5,000 shares subject to options that are exercisable on or before July 3, 1999.
(13) Includes 362,278 shares subject to options that are exercisable on or before July 3, 1999.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominee

     The number of directors authorized by the Company's Bylaws is currently fixed by the Board at five. The Company's Amended and Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently there are two directors in Class I, John J. Katsaros and Louis C. Cole III, there are two directors in Class II, Charles W. Jepson and C. Scott Gibson, and there is one director in Class III, Raymond A. Smelek.

     One Class III director is to be elected at the Annual Meeting. The Class III director elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2002 or until his successor has been duly elected and qualified. The term of each Class II director will expire at the Annual Meeting of Stockholders in 2001. The term of each Class I director will expire at the Annual Meeting of Stockholders in 2000.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's one nominee named below, who is currently a director of the Company as a Class III director. In the event that the nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee listed below will be unable or will decline to serve as a director.

     The nominee for Class III Director, Raymond A. Smelek, has served as a member of the Board of Directors since his appointment on April 24, 1998. Certain information about the nominee and the names of, and certain information about, the current Class I and Class II directors with unexpired terms is set forth below.

Vote Required

     The nominee receiving the highest number of affirmative votes of shares of the Company's Class A Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as a Class III director.

Directors

     The following sets forth certain information concerning the director-nominee and the other directors of the Company whose terms will extend beyond the Annual Meeting:

     Except as set forth below, each of the directors has been engaged in the principal occupation set forth next to his name during the past five years. There is no family relationship between any director or executive officer of the Company.

Name                             Age                            Principal Occupation
-----------------------------  -------  -----------------------------------------------------------------------
Charles W. Jepson                   53  Chief Executive Officer and President of the Company
Louis C. Cole III                   55  Chairman, Chief Executive Officer and President of Legato Systems, Inc.
C. Scott Gibson                     47  Chairman of the Board of The Oregon Graduate Institute; Co-Founder
                                        of Sequent Computer Systems
John J. Katsaros                    47  President of Collaborative Marketing
Raymond A. Smelek                   64  Chairman of the Board of Extended Systems Incorporated

Background of Directors

     Mr. Jepson has served as the Chief Executive Officer and President and as a director of the Company since March 1998. Prior to joining Inference, he was President and Chief Executive of Interlink Computer Sciences, Inc. from November 1992 to May 1997. Mr. Jepson holds an M.B.A. from the University of California at Berkeley and a B.A. in Economics from San Jose State University.

     Mr. Cole has served as a director of the Company since November 1998. He has also served as Chairman of the Board, Chief Executive Officer and President of Legato Systems Inc., a storage management software company, since 1989. Mr. Cole also serves as director of Qualix Group, Inc., Rogue Wave Software, Inc., as well as several private companies. Mr. Cole holds a B.S. in Education from Edinboro State University.

     Mr. Gibson has served as a director of Inference since August 1993, and has been the President of Gibson Enterprises, a firm providing director at large services to technology companies, since March 1992. He currently serves as Chairman of Oregon Graduate Institute. Mr. Gibson co-founded and was employed by Sequent Computer Systems from 1983 to February 1992, serving as President from 1988 to February 1992. He also serves as a director of Egghead.com, Inc., TriQuint Semiconductor, Inc., Radisys Corp. and Integrated Measurement

Systems, as well as several private companies. Mr. Gibson holds an M.B.A. as well as a B.S.E.E. from the University of Illinois.

     Mr. Katsaros has served as a director of the Company since August 1998. Mr. Katsaros has been the President of Collaborative Marketing, an internet research and consulting firm, since 1993. Mr. Katsaros also serves on the board of directors of My Software, Inc. Mr. Katsaros holds an M.B.A. from Santa Clara University as well as a B.S. and M.S. in Electrical Engineering from Lehigh University.

     Mr. Smelek has served as a director of the Company since April 1998. Mr. Smelek has served as the Chairman of the Board of Directors of Extended Systems Incorporated ("Extended Systems") since June 1995, and he has been a director of Extended Systems since June 1994. From June 1994 to February 1996, Mr. Smelek was the President and Chief Executive Officer of Extended Systems. Previously, Mr. Smelek was employed by Hewlett-Packard and held a number of positions, most recently as Vice President and General Manager of the Mass Storage Group. Mr. Smelek is also a director of Extended Systems, and Gem Pharmaceuticals. Mr. Smelek holds a B.S. in Electrical Engineering from San Jose State University.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting person, the Company believes that, during the fiscal year ended January 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except for those filing requirement applicable to Steven S. Gal and Nobuo N. Akiha, whose 16(a) filings were filed in an untimely manner. In making the above statements, the Company has relied upon the written representations of its officers and directors.

Board and Committee Meetings

     The Board of Directors has two standing committees: (i) the Audit Committee; and (ii) the Compensation Committee. The Audit Committee meets with the Company's independent auditors, makes recommendations to the Board of Directors concerning the acceptance of the reports of such auditors and the accounting policies and procedures of the Company, and reviews financial plans and operating results of the Company. The Audit Committee is comprised of John
J. Katsaros and Louis C. Cole III. During the fiscal year ended January 31, 1999, the Audit Committee held two meetings. The Compensation Committee meets with management and makes recommendations to the Board of Directors concerning the annual compensation for all executive officers and key employees of the Company. The Compensation Committee is comprised of C. Scott Gibson and Raymond
A. Smelek. During the fiscal year ended January 31, 1999, the Compensation Committee held five meetings. In February of 1999, the Company formed a Stock Option Grant Committee, which did not hold any meetings prior to January 31, 1999. The Board of Directors does not have a standing nominating committee. During the fiscal year ended January 31, 1999, the Board held eleven meetings. Each director attended at least 75% of the meetings of the Board and its committees on which they served during their period of service, except for Mr. Cole, who attended one of two meetings held during his tenure.

Director Compensation

     Beginning February 1, 1998, each non-employee director received $2,000 for each meeting he attended in person and $500 for each meeting he attended pursuant to telephonic communication. Non-employee directors were reimbursed for out-of- pocket travel expenses associated with their attendance at Board meetings.

     Non-employee directors are granted options in connection with their service on the Board. Prior to the adoption of the 1993 Stock Option Plan, options were granted to non-employee directors in a non-uniform manner. Option grants to non-employee directors granted after the adoption of the 1993 Stock Option Plan are granted pursuant to the provision in such plan for automatic director grants. For more information regarding the automatic director grants, see the section entitled, "Proposal Two--Amendment to Stock Option Plan--Automatic Director Grants."

Executive Officers

     The following table sets forth information regarding the executive officers of the Company:

Name                                      Age                                Position
-------------------------------------  ---------  --------------------------------------------------------------
Charles W. Jepson                             53  Chief Executive Officer and President
Ralph Barletta                                37  Senior Vice President, Product Development
Glen D. Vondrick                              43  Senior Vice President, Americas Operations
Nobuo N. Akiha.                               41  Vice President, Acquisitions
Steven S. Gal                                 33  Vice President, Marketing
Philip Padfield                               41  Vice President, International Operations
Greg Pappas                                   36  Vice President, Human Resources
Mark A. Wolf                                  34  Vice President and Chief Financial Officer

Background of Executive Officers

    Mr. Jepson. See information under "Proposal One -- Election of Directors -- Background of Directors."


    Mr. Barletta has served as Senior Vice President, Product Development since February 1998. From January 1996 to February 1998, he held several positions with the Company, including Chief Scientist. Prior to joining Inference, Mr. Barletta was the President of Case Data Solutions Software Consulting from January 1993 to January 1996.

    Mr. Vondrick has served as Senior Vice President, Americas Operations, of Inference since February 1997. Prior to joining Inference, Mr. Vondrick was the General Manager of the Worldwide OEM Program of Autodesk, Inc. from 1993 to January 1997. From 1990 until 1993, Mr. Vondrick was Vice-President of Sales at Ithaca Software, which was sold to Autodesk, Inc. in 1993.

    Mr. Akiha has served as Vice President of Acquisitions since February 1999. From August 1994 to February 1999, Mr. Akiha held several high level positions with the Company, including Vice President of Marketing. Prior to joining Inference, Mr. Akiha was a senior consultant at Regis McKenna, Inc., a consulting and marketing communications firm, from October 1993 to August 1994.

    Mr. Gal has served as Vice President of Marketing since February 1999. From February 1998 to February 1999, Mr. Gal held the position of Vice President of Marketing Strategy. Prior to joining Inference, Mr. Gal was President of Semio Corporation from May 1996 to October 1997. From May 1993 to May 1996, Mr. Gal served as an associate professor at the University of Southern California.

    Mr. Padfield has served as Vice President, Sales and Marketing for Europe, Middle East and Africa since 1997. Mr. Padfield joined Inference as UK Sales Director in June 1995 and was named UK Managing Director in May 1996. Prior to joining Inference, Mr. Padfield was a regional manager for Northern European operations at database manufacturer, Informix. He has 15 years of experience in the information technology industry, including sales and sales management positions at Pyramid Technology and Stratus Computer.

    Mr. Pappas has served as Vice President of Human Resources since November 1998. From June 1996 to November 1998, Mr. Pappas served as Senior Director, Human Resources of Chordiant Software. Between January and June of 1996, Mr. Pappas held the position of Senior Human Resource Business Partner at Applied Biosystems. From April 1993 to January 1996, Mr. Pappas was employed as Human Resources Manager at Apple Computer, Inc.

    Mr. Wolf has served as the Company's Vice President and Chief Financial Officer since February 1998. From March 1998 to February 1998, Mr. Wolf served as the Company's Vice President of Finance & Administration. From December 1992 to March 1998, Mr. Wolf served as the Corporate Controller of the Company.
Prior to joining Inference, he held several positions at Ernst & Young, a public accounting firm.

    Peter R. Tierney resigned from his position as the Company's Chief Executive Officer and President, effective as of March 31, 1998.

Compensation of Executive Officers

   The following table sets forth the compensation for services in all capacities to the Company of those persons who were at January 31, 1999: (i) the chief executive officer and (ii) the other four executive officers of the Company (the "Named Executive Officers").

                                                                                  Long Term
                                                                                Compensation
                                                                                -------------
                                                                                 Securities
                                         Fiscal   Annual    Compensation/(1)/    Underlying       All Other
                                          Year   Salary($)       Bonus($)        Options(#)    Compensation($)
                                         ------  ---------  ------------------  -------------  ---------------
Charles W. Jepson/(2)/.................    1999  $204,519            $145,466        400,000    $153,700/(3)/
   President and Chief Executive
    Officer

Peter R. Tierney/(4)/..................    1999  $132,750            $      0              0    $532,100/(7)/
   Former President and Chief              1998   265,000              21,876   100,000/(5)/           0
    Executive Officer                      1997   265,000              95,356   100,000/(6)/           0

Glen D. Vondrick/(8)/..................    1999  $150,000            $119,625         45,000           0
   Senior Vice President, Americas         1998   143,173              59,230   100,000/(9)/           0
    Operations

Ralph Barletta/(10)/                       1999  $165,000            $ 29,093         50,000           0
   Senior Vice President, Development

Philip Padfield/(11)/                      1999  $145,000            $138,453         60,000    $ 17,386/(12)/
   Vice President, International
    Operations

Nobuo N. Akiha/(13)/...................    1999  $142,500            $ 36,000         20,000           0
       Vice President, Acquisitions

 __________

/(1)/ The Company has concluded that the aggregate amount of perquisites and other personal benefits, securities or property paid to each of the Named Executive Officers for each of the fiscal years 1999, 1998 and 1997 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each such year or $50,000. Therefore, any such amounts are not included in the table.

/(2)/ Mr. Jepson joined the Company, effective March 4, 1998.

/(3)/ This amount represents relocation and related tax equalization expenses paid by the Company.

/(4)/ Mr. Tierney resigned from his employment with the Company, effective March
      31, 1998.

/(5)/ In addition, these options, together with another 272,000 options, were later cancelled in exchange for the grant of a corresponding number of options in connection with the option repricing program in fiscal 1998.

/(6)/ These options, together with another 172,000 options, were later cancelled in exchange for the grant of a corresponding number of options at a lower exercise price.

/(7)/ This amount represents severance payments made by the Company.

/(8)/ Mr. Vondrick became an executive officer during fiscal year ending
      January 31, 1998.

/(9)/ These options were cancelled in exchange for the grant of a corresponding number of options in connection with the option repricing program in fiscal 1998.

/(10)/ Mr. Barletta became an executive officer during fiscal year ending
       January 31, 1999.

/(11)/ Mr. Padfield became an executive officer during fiscal year ending
       January 31, 1999.

/(12)/ These amounts represent contributions made to the employee's account in the Inference Ltd. defined contribution retirement plan.

/(13)/ Mr. Akiha became an executive officer during fiscal year ending January
       31, 1999.

Employment Agreements

    As of March 4, 1998, the Company entered into an executive employment agreement with Charles W. Jepson upon Mr. Jepson's employment as the Company's President and Chief Executive Officer. The agreement provides for the payment of a base salary and an annual bonus to be determined each year by the Board of Directors or a committee thereof, as well as certain specified benefits, including additional life insurance and a car allowance. For fiscal 1999, Mr. Jepson received a base salary of $225,000 as well as reimbursement of relocation expenses totaling $80,400, net of taxes. For fiscal 2000, Mr. Jepson's base salary has been established as $250,000. The agreement also provides that if the Company terminates Mr. Jepson's employment without cause, or he voluntarily resigns for reasons specified in the agreement (including various changes in his duties with the Company, a reduction in his base salary or benefits, a change in his principal work location or a material uncured breach of the agreement by the Company), he is entitled to receive as severance a continuation of his base salary for six months; provided if he has been employed by the Company for at least two years but less than four years upon termination, severance continuance shall be increased to twelve months; provided, further, if he has been employed by the Company for at least four years, several continuance shall be increased to twenty-four months. Mr. Jepson also was granted stock options covering 400,000 shares of Class A Common Stock at an exercise price of $4.50 per share. The terms of the options granted thereby are discussed in more detail under the heading "Option Grants in the Last Fiscal Year" contained in this Proxy Statement.

Severance Payments

    Mr. Tierney. Peter Tierney resigned from his position as the Company's President and Chief Executive Officer effective as of March 31, 1998. Pursuant to the Executive Employment Agreement dated as of February 1, 1997 between Mr. Tierney and the Company, he received $530,000, an amount equal to twice his then annual salary and certain other payments totaling $2,100 as severance in a lump-sum payment in connection with the termination of his employment. In addition, effective as of April 1, 1998, Mr. Tierney agreed to provide consulting services to the Company, as more fully described in the "Certain Transactions--Consulting Agreement" section.

    Mr. Griffin. Mr. William D. Griffin resigned from his position as the Company's Senior Vice President and Chief Financial Officer effective August 16,
1998.   Pursuant to the Executive Employment Agreement dated as of February 1,
1997 between Mr. Griffin and the Company, he received a lump sum cash payment of $195,000, an amount equal to his then annual salary. Additionally, the Company entered into a settlement agreement with Mr. Griffin which provided for continued vesting of his options through September 30, 1999. Any options which were unvested as of September 30,1998 were terminated, and all vested options terminated on December 31, 1999 if they were not exercised prior to such date.

    Mr. Binns. John Binns resigned from his position as the Company's Senior Vice President of Product Development, effective February 2, 1998. In connection with his resignation, Mr. Binns and Inference Ltd., a wholly-owned subsidiary of the Company registered under the laws of the United Kingdom ("Inference Ltd."), entered into a letter agreement dated as of February 2, 1998, reflecting his severance ("Severance Agreement"). Under the terms of the Severance Agreement, Inference Ltd. paid Mr. Binns $220,000, of which $110,000 was contributed to Mr. Binns' pension plan. In addition, until January 31, 1999, Inference Ltd. continued to pay for his health and life insurance benefits from the date of his resignation October 1, 1998 through September 30, 1998. Mr. Binns' stock options were extended so that any unvested options outstanding as of February 2, 1998 continued to vest until March 31, 1999. Any options which were unvested as of March 31, 1999 terminated, and all then vested options terminated on June 30, 1999 if they are not exercised prior to such date.

Stock Option Plans

     The Inference Corporation 1993 Stock Option Plan, as amended and restated (the "1993 Plan"), provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonstatutory options. For a description of the 1993 Plan, see the "Summary Description of the Plan" contained in Proposal 3 of this Proxy Statement.

     Prior to the granting of options under the 1993 Plan, the Company granted options to purchase shares of Class A Common Stock under the Fourth Amended and Restated Inference Corporation Incentive Stock Option Plan and Nonstatutory Stock Option Plan (collectively, the "Previous Plans"). The Previous Plans terminated in December 1993 and option grants thereunder were no longer available thereafter. However, a large number of stock options granted under the Previous Plans continue to exist and remain subject to the terms of the Previous Plans. The Previous Plans generally contain the same provisions as provided in the 1993 Plan. In addition, the Company has granted stock options to employees, directors or consultants pursuant to private placements outside of a formal stock option plan. Such private placements have been evidenced by stock option agreements containing substantially all of the provisions provided in the Previous Plans. As of May 4, 1999, options to purchase a total of 1,099,348 shares of Class A Common Stock, with a weighted average exercise price of approximately $4.24, remained outstanding pursuant to the 1993 Plan, the Previous Plans and such agreements. As of May 4, 1999, options to purchase 372,747 of such shares were exercisable. Unless Proposal 3 is approved, 52,624 of Class A Common Stock will be available for future option grants under the 1993 Plan.

     The Inference Corporation 1998 Non-Management Stock Option plan provides for the granting of nonstatutory stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Option Grants in Last Fiscal Year

    The following sets forth information concerning individual grants of stock options during the fiscal year ended January 31, 1999 to each of the Named Executive Officers:

                                                     Individual Grants                              Potential Realizable Value at
                          -----------------------------------------------------------------------   Assumed Annual Rates of Stock
                             Number of       Percent of Total        Exercise                       Price Appreciation for Option
                            Securities       Options Granted            or                                    Term/(3)/
                            Underlying       to Employees in        Base Price    Expiration        -----------------------------

Name                      Options Granted      Fiscal Year        ($/Share)/(2)/     Date             5%($)           10%($)
------------------------  ---------------   -----------------     --------------  -----------       --------        -----------
Charles W. Jepson.......     400,000/(4)/        32.98%             $4.5000         03/04/08      $1,130,495        $2,864,031
Glen D. Vondrick........      45,000/(5)/         3.71               3.5000         06/17/08          96,982           244,634
Philip Padfield.........      60,000/(5)/         4.95               3.5000         06/17/08         129,999           328,305

                                                     Individual Grants                              Potential Realizable Value at
                          -----------------------------------------------------------------------   Assumed Annual Rates of Stock
                             Number of       Percent of Total        Exercise                       Price Appreciation for Option
                            Securities       Options Granted            or                                    Term/(3)/
                            Underlying       to Employees in        Base Price    Expiration        -----------------------------

Name                      Options Granted      Fiscal Year        ($/Share)/(2)/     Date             5%($)           10%($)
------------------------  ---------------   -----------------     --------------  -----------       --------        -----------
Ralph Barletta..........           50,000         4.12               3.5000         06/17/08         110,056           278,904
Nobuo N. Akiha..........           20,000         1.65               3.5000         06/17/08          44,023           111,562

 __________
(1) With the exception of options granted to Charles W. Jepson, all stock options were granted under the 1993 Plan or in stock option agreements with terms similar to the terms of the Plan. For a summary of the 1993 Plan, see "Stock Option Plans" above. Except for the stock options discussed below in footnote (5) to this table, all stock options vest over a period of four years.
(2) All stock options were granted with exercise prices equal to the fair market value of the Class A Common Stock on the grant date and have a term of ten years beginning on the grant date.
(3) Potential realizable values are based on compounded annual rates of stock price appreciation of five and ten percent over the 10-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock, as well as the optionholders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

(4) These stock options were issued in connection with the Charles W. Jepson Stock Option Agreement under which the Company granted Mr. Jepson stock options covering 300,000 shares of the Company's Class A Common Stock. Twenty-five percent of the options vested March 4, 1999, with remainder vesting in substantially equal quarterly installments over the subsequent three years.

    At the same time, the Company granted Mr. Jepson stock options ("Performance Options") covering 100,000 shares of Common Stock. The Performance Options are divided into two equal 50,000 tranches for purposes of vesting. Ten percent of the first tranche ("First Tranche Options") will vest on each of the first four anniversaries of March 4, 1998 and sixty percent of the of the First Tranche Options will vest on the fifth anniversary of March 4, 1998; provided however, if the Company exceeds the performance goals established by the Board for the fiscal year ending January 31, 1999, all then unvested First Tranche Options shall vest on the second anniversary of March 4, 1998.

    At the same time, the Company granted Mr. Jepson stock options ("Performance Options") covering 100,000 shares of Common Stock. The Performance Options are divided into equal 50,000 tranches for purposes of vesting. As the company exceeded certain performance goals established by the Board for the fiscal year ended January 31, 1999, all options associated with the first tranche vested on March 4, 1999.

(5) Of the total shown, 20,000 options vested February 1, 1999 upon achievement of certain performance goals. The remaining options vest over a period of four years from the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended January 31, 1999 and unexercised options held by each such officer as of January 31, 1999.

                                                                                                       Dollar Value of
                                                               Number of Securities                      Unexercised
                            Shares                         Underlying Unexercised Options           In-the-Money Options at
                          Acquired on    Dollar Value          at Fiscal Year End(#)                Fiscal Year End($)/(1)/
                          -----------    ------------     --------------------------------    ---------------------------------
      Exercise(#)         Exercise(#)    Realized($)      Exercisable        Unexercisable      Exercisable       Unexercisable
-----------------------   -----------    ------------     -----------        -------------    -------------       -------------
Charles W. Jepson......       --            --                  0              400,000        $    --              $1,000,000
Glen D. Vondrick.......       --            --             21,250              123,750         65,078                398,672
Philip Padfield........       --            --             13,201               87,799         39,386                293,051
Ralph Barletta.........       --            --             14,417               70,583         22,069                215,744
Nobuo N. Akiha.........       --            --             11,375               43,742         37,208                142,710

   __________
(1) Calculated on the basis of the fair market value of the Class A Common Stock of $7.00 per share on the last trading day of the fiscal year ending January 31, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended January 31, 1999, certain matters regarding executive compensation were addressed by the entire Board of Directors. Charles
W. Jepson was a director and an executive officer of the Company during such period. He abstained from any matter directly related to his compensation.

Compensation Report

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of two independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee is responsible for setting and administering the policies that govern compensation for executive officers and key employees. The Committee evaluates the performance of management and determines compensation policies and levels. In determining compensation, the Committee spoke with executive recruiters, senior Human Resources executives outside the Company and referenced the Radford Salary Survey for technology companies for similar level executives. During the Company's fiscal year ended January 31, 1999, the Committee only made recommendations regarding executive officer compensation to the full Board of Directors and the option repricing program was determined by the full Board of Directors.

Overview And Philosophy

     The Company believes that compensation should reflect the value created for its stockholders, while supporting the business strategies and long-range plans of the Company. Accordingly, the Company's executive compensation program is based on guiding principles designed to align compensation with the Company's business strategy and its overall financial performance. These principles are:

(i) to attract and retain key executives critical to the long-term success of the Company who are of the highest caliber; and

(ii) to motivate executives to enhance long-term stockholder value by building appropriate ownership in the Company.

     The Committee's approach is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success. In addition, the Committee strives to align the interests of the Company's executive officers with the long-term interests of Stockholders through stock option grants that can result in ownership of the Company's Class A Common Stock.

Executive Officer Compensation

     The Company's compensation program for executive officers is based on the following guidelines:

     * Establishment of salary levels and participation in generally available employee benefit programs based on competitive compensation package practices.

     *    Utilization of an annual performance-based, cash incentive plan.

     * Inclusion of equity opportunities that create long-term incentives based upon increases in stockholder return.

     In fiscal 2000, the Committee recommended and the Board approved a cash incentive plan that provided for bonus awards to be made to the executive officers subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company quarterly and/or annually before any payments would be made under the plan.

     The Company's operating income during fiscal 1999 did not meet all of the target levels established under the plan. As a result, only a proportional amount of the bonus awards were distributed to the Company's executive officers under the plan for fiscal 1999.

     The Compensation Committee maintains a set of guidelines for use in making recommendations to the Board of Directors on individual grants of stock options, including the size of such grants, to executive officers. Options to purchase the Class A Common Stock of the Company were granted to the executive officers by reference to these guidelines. These guidelines are developed by reference to information that the Committee believes fairly reflect the competitive environment in which the Company operates and which are consistent with the compensation principles set forth above.

Chief Executive Officer Compensation

     Mr. Jepson was employed as the President and Chief Executive Officer of the Company on March 4, 1998. His base salary for fiscal 2000 is at the annual rate of $250,000. This base salary reflects the Committee's above described compensation approach that annual compensation should be based to some extent on an incentive bonus tied to the Company's annual performance.

     Based on the principles outlined above, Mr. Jepson is eligible to receive performance bonuses based on the Company's performance. For fiscal 2000, Mr. Jepson may receive a cash bonus in the aggregate amount of $195,000 based upon the Company's performance as reflected by the Company's operating results. The Committee has evaluated competitive pay practice data which was derived from the Radford Salary Survey for technology companies. Additionally, the Committee consulted executive recruiters as well as senior Human Resource executives outside the Company.

     In connection with Mr. Jepson's employment, he was granted options to purchase four hundred thousand of Class A Common Stock at the exercise price of $4.50 per share, the closing sales price of such stock as reported by the NASDAQ National Market on the date the options were granted. Three hundred thousand of such options vest over a period of four years. The vesting of the remaining 100,000 can be accelerated based upon the achievement of certain performance objectives. For more details or the terms of these options, see footnote four to the table in "Proposal One -- Election of Directors -- Option Grants in Last Fiscal Year" contained in this Proxy Statement.

Other Compensation Considerations

     The Committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of the Company's five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. Under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"), compensation realized in connection with exercises of options granted to certain executive officers under the Plan since __________ will not be exempt under the statute. To the extent Proposal Two herein is approved by the Company's stockholders, any such grants will be exempt under the statute. The Committee does not believe that the other components of the Company's compensation will be likely in the aggregate to materially exceed $1 million for any executive officer in fiscal 2000 and therefore has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

     The foregoing report has been furnished by the Company's full Board of
Directors:


     Raymond A. Smelek        C. Scott Gibson

Company Stock Price Performance

     The following chart shows a comparison of the cumulative total return of the Company's Class A Common Stock, the Total Return Index for The Nasdaq Stock Market (U.S. Index) and the Total Return Industry Index for the Nasdaq Computer & Data Processing for the period commencing on June 29, 1995 and ending on January 31, 1999.

               COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG INFERENCE CORPORATION,
                    THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                             [PERFORMANCE GRAPH]

Certain Relationships and Related Transactions

     Effective as of April 1, 1998, the Company and Peter R. Tierney, the former President and Chief Executive Officer of the Company, entered into a Consulting Agreement, which was amended by the First Amendment to Consulting Agreement dated as of April 24, 1998 (collectively, the "Tierney Agreement"). The termination date of the Tierney Agreement was March 31, 1999. The Tierney Agreement provided that Mr. Tierney would provide the Company certain consulting services from time to time during the term thereof. In consideration for such consulting services, Mr. Tierney received a consulting fee of approximately $11,000 per month, certain automobile allowances and certain reasonable and necessary expenses. In addition, under the agreement, Mr. Tierney's stock options, which he previously received as an executive officer of the Company, continued to vest until termination of the Tierney Agreement subject to certain limitations and modifications. Mr. Tierney terminated the Tierney Agreement effective July 1, 1998. Pursuant to the Tierney Agreement, all of Mr. Tierney's options which had not vested as of August 29, 1998 expired and all vested options as of August 29, 1998 terminate on June 30, 1999 if they are not exercised prior to such date.

     The Company has entered into Indemnification Agreements with all directors and executive officers. While the Indemnification Agreements currently require no payment by the Company, in the case of an indemnification, the Company may be required to pay an amount in excess of $60,000. For additional information relating to the Indemnification Agreements see "Proposal Three - - Ratification of Indemnification Agreements."

     J.P. Morgan is the sole holder of the Company's Class B Common Stock. Except as provided by law, the Class B Common Stock generally is non-voting. The Class B Common Stock is convertible into Class A Common Stock, except that J.P. Morgan may not convert such shares to the extent that, as a result of such conversion, J.P. Morgan would hold more than 5% of the then outstanding Class A Common Stock. As of fiscal year ending January 31, 1999, had converted 590,000 shares of Class B Common Stock to Class A Common Stock and owned 277,774 shares of Class B Common Stock. The Company has been informed by J.P. Morgan that it intends to continue converting its shares of Class B Common Stock to Class A Common Stock. While the conversion of the Class B Common Stock does not involve the payment of money, the monetary value attached to the total conversion of Class B Common Stock to Class A Common Stock may exceed $60,000.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF

                   RAYMOND A. SMELEK AS A CLASS III DIRECTOR.

                                  PROPOSAL TWO

                         AMENDMENT TO STOCK OPTION PLAN

     At the Annual Meeting, Stockholders are being asked to approve an amendment and restatement of the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"). The Plan provides a means to attract and retain officers and key employees and promote the success of the Company.

Proposed Amendment To The Plan

     Subject to approval by a majority of the Stockholders, the Board of Directors has approved an amendment to the Plan to increase the number of shares of Class A Common Stock of the Company ("Common Stock") authorized to be issued under the Plan by 325,000 shares, from 1,300,000 shares to 1,625,000 shares. At the Annual Meeting, Stockholders will be requested to approve this increase and the material terms of the Plan, including the terms relating to Section 162(m) as described below.

     In addition, the Company has a 1998 Non-Management Stock Option Plan (the "Non-Management Plan"). As of May 4, 1999, 510,000 shares were reserved under the Non-Management Plan, of which 327,025 are subject to outstanding stock options and none have been issued upon exercise of such options.

     At May 4, 1999, the Company had limited number of shares available for grant under the Plan, which is the Company's primary mechanism for providing equity incentives to the Company's employees; thus, the Company cannot fulfill its compensation objectives. Equity incentives have continually been a significant component of compensation for the Company's employees. By linking key employees' compensation to corporate performance, the employees' reward is directly related to the Company's success. The Company believes the use of equity incentives increases employee motivation to improve Stockholder value. In addition, the market for employees in technology companies, such as the Company, is extremely competitive. Consequently, the Board of Directors believes additional shares must be reserved under the Plan to enable the Company to attract and retain key employees through the granting of options under the Plan.

Required Vote

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to increase the number of shares available for issuance under the Plan by 325,000 shares (the "Amendment").

Summary Description Of The Plan

     The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained by Stockholders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement.

     Purpose of the Plan

     The Plan was adopted to promote the growth and profitability of the Company by providing, through the granting of options, incentives to attract highly talented persons to positions with the Company, to retain such persons and to motivate them to use their best efforts on behalf of the Company. The Plan is composed of two parts: the Incentive Stock Option Plan (the "Incentive Plan") and the Nonstatutory Stock Option Plan (the "Nonstatutory Plan"). Options granted under the Incentive Plan ("Incentive Options") are intended to qualify as "incentive stock options" under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Options granted under the Nonstatutory Plan ("Nonstatutory Options") are not intended to qualify as Incentive Options. Incentive Options and Nonstatutory Options granted or to be granted under the Plans are collectively referred to herein as "Stock Options."

     Administration of the Plan.

     The Plan is administered by the Board of Directors of the Company or a committee of the Board (collectively the "Board"). Subject to the provisions of the Plan, the Board has sole discretion to determine from among eligible persons to whom, and the time or times at which, options may be granted, the number of shares of Common Stock to be subject to each option, and the period for the exercise of each Stock Option. Under the Plan, the Board has discretion, within the limits set by the Plan to interpret the Plan, to prescribe, amend or rescind rules and regulations relating to the Plan, to determine the details and provisions of each stock option agreement between the Company and each person to whom options are granted, to delegate some or all of its powers under the Plan to a committee of the Board and to make all other determinations necessary or appropriate in the administration of the Plan.

     Securities Subject to the Plan.

     The maximum aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan is 1,300,000 shares. Shares of Common Stock that are subject to Stock Options which for any reason terminate or expire without being exercised shall again be available for granting under the Plan. The proposed amendment to the Plan would increase the number of shares available for issuance under the Plan to 1,625,000 shares. As of the date of this Proxy Statement, a limited number of shares remain available for grant under the Plan.

     Employees, Directors and Consultants Who May Participate in the Plans.

     Any employee who contributes materially to the success of the Company or any Parent or Subsidiary Corporation (as such terms are defined in the Plan, each a "Participating Company") is eligible to receive incentive stock options. Any employee, director (including non-employee directors) or consultant who contributes materially to the success of any Participating Company is eligible to receive nonstatutory stock options. The Board, in its sole discretion, has the power to determine which persons meet the eligibility requirements of the Plan and which persons shall be granted Stock Options.

     Limitations.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 200,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 300,000 shares of Common Stock.

     Terms and Conditions of Options.

     Option Agreement. Options granted under the Plan will be evidenced by a stock option agreement in such form as the Board may from time to time approve. Other than the stock option agreement, optionees are not provided with any periodic or other report concerning the status of their individual options. The Company will distribute to each optionee copies of all reports, proxy statements and other communications which are distributed to its stockholders generally. The Company will also supply information in response to inquiries.

     Option Exercise Price. The Board determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

     Term and Exercisability of Options. The term of Stock Options granted under the Plan shall be for such periods as the Board determines and shall vest and become exercisable in such installments and at such times as the Board may provide in each individual Stock Option grant, and the Board may thereafter in its sole discretion accelerate the time at which an option or installment may be exercised. The period for the exercise of each Stock Option cannot exceed ten
(10) years from the date of grant, except in the case of a Stockholder holding more than ten percent (10%) of the outstanding shares of the Company's Common Stock, in which case the term for the exercise of an Incentive Option cannot exceed five (5) years from the date of grant.

     Termination of Employment or Directorship. In general, in the event of termination of employment or a directorship by reason of an optionee's disability or death, any unexercised vested installments of Stock Options granted under the Plan of such optionee will expire and become unexercisable as of the earlier of (a) the original termination date of the option, or (b) the date of such termination of employment or directorship. In the event that an optionee's employment or directorship with the Company or a Participating Company is terminated for any reason other than death or disability, any unexercised vested installments of options granted under the Plan to such an optionee shall expire and become unexercisable as of the earlier of (i) the original termination date of the option or (ii) three (3) months following the termination of employment or of directorship. Regardless of the reason for the termination of the optionee's employment or directorship, the Board in its discretion, with the consent of the optionee or the optionee's estate (in the case of the death of the optionee), may extend the period of time in which unexercised installments of Stock Options remain exercisable after termination of the optionee's employment or directorship, but not later than the original termination date of the option. In the case of Incentive Options, such an extension may result in loss of the tax treatment accorded Incentive Options. Any installments of a Stock Option that have not vested as of the date of termination of employment or directorship for any reason will expire and become unexercisable as of the date of such termination.

     Changes in Capitalization.

     In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan, and the number and class of shares of stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

     In connection with any merger, or sale of all or substantially all of the Company's assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the Administrator shall allow the optionee to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Limitations on Transfer. No Stock Option granted under the Plan may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee.

     Exercise of Options. Stock Options may be exercised in full or in part (except with respect to fractions of shares) and are deemed to be exercised upon receipt by the Company of written notice of such exercise and full payment for the shares covered by the exercise. The exercise price is payable by cash upon exercise of the Stock Option. An optionee may also exercise shares of Common Stock using previously acquired Common Stock, subject to all restrictions and limitations of applicable law and the terms of the Plan.

     Amendment or Termination. The Plan provides that the Board may at any time amend, alter, and/or terminate the Plan; provided, however (i) any amendment to extend the term of the Plan, change the designation or class of persons eligible to receive options or decrease the minimum price at which options may be granted requires shareholder approval and (ii) the Board shall not amend the Plan in any manner which would adversely affect Stock Options previously granted. To the extent necessary to comply with Section 422(b) of the Code, the Company shall obtain stockholders' approval of any amendment to the Plan in such a manner and to such a degree as required.

     Unless sooner terminated by the Board, the Plan will terminate on September 15, 2003, and no further options may be granted thereafter. Termination of the Plan will not affect any right to purchase shares granted under the Plan prior to the date of termination.

     Automatic Director Grants.

     The Plan provides for automatic grants for non-employee directors.

     Grants. Each non-employee director is granted a first option to purchase 20,000 shares of the Common Stock of the Company (the "First Option") on the date on which he or she first becomes a non-employee director. On the anniversary of each director's election to the Board, the director is granted a subsequent option to purchase 5,000 shares of the Common Stock of the Company (the "Subsequent Option"), provided that on such date he or she is a non-employee director.

     Exercise Price. The exercise price per share is 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price of the Common Stock (or the closing bid if not sales were reported) on the last market trading day prior to the date the option is granted.

     Exercise of Option; Form of Consideration. The First Option becomes exercisable as to 25% of the shares subject to the option twelve (12) months after the date of grant, and as to an addition one forty-eighth (1/48/th/) of the shares subject to the option each month thereafter, provided the non-employee director continues to serve as a director on such dates. The Subsequent Option becomes exercisable as to one twelfth (1/12/th/) of the shares subject to the option each month beginning three (3) years after the date of grant, provided the non-employee director continues to serve as a director on such dates.

     Merger or Asset Sale. The options automatically granted to directors become fully vested and exercisable upon a merger or asset sale.

     Other Terms of Option. The remaining terms of the director options are subject to the terms of the Plan.

     Certain United States Federal Income Tax Information.

     The following is only a brief summary of the effect of federal income taxation upon the participant and the Company under the Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a participant may reside. The Plan advises each participant to contact his or her own tax advisor concerning the application of tax laws.

     If an option granted under the Plan is an Incentive Option, the optionee will recognize no taxable income upon grant or exercise of the Incentive Option unless the alternative minimum tax rules apply. Upon the resale or exchange of the shares at least two years after grant of the Incentive Option and one year after exercise by the optionee, any gain (or loss) will be taxed to the optionee as capital gain (or loss). If the optionee fails to satisfy either of these two holding periods prior to the resale or exchange of the shares (a "disqualifying disposition"), then the optionee will generally recognize ordinary income equal to the difference between the fair market value of the shares upon exercise (or, if lower, the fair market value upon disposition) and the exercise price.

     All options that do not qualify as Incentive Options are taxed as Nonstatutory Options. An optionee will not recognize any taxable income at the time he or she is granted a Nonstatutory Option. However, upon the exercise of a Nonstatutory Option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized upon exercise of a Nonstatutory Option by an optionee who is also an employee of the Company will be treated as wages for tax purposes and will be subject to tax withholding out of the current compensation, if any, paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and fair market value on the date of exercise will be treated as capital gain (or loss).

     The Company will be entitled to a tax deduction (except that such deduction may be limited or disallowed by Section 162(m) of the Code for certain highly compensated executive officers) in the same amount as the ordinary income, if any, recognized by the optionee (i) upon exercise of a Nonstatutory Option and
(ii) upon the sale of shares acquired by exercise of an Incentive Option in a disqualifying disposition. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an Incentive Option, regardless of the applicability of the alternative minimum tax.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE

              APPROVAL OF THE AMENDMENT, TO THE STOCK OPTION PLAN


                                 PROPOSAL THREE

                   RATIFICATION OF INDEMNIFICATION AGREEMENTS

General

     Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise. The Company intends to enter into new indemnification agreements with its directors and officers.

     The Stockholders are requested to review and approve the proposed new form of indemnification agreement in substantially the form attached hereto as Appendix A (the "Indemnification Agreement") and
-----------
the following discussion is qualified in its entirety by reference to such form, which you are urged to read and consider carefully.

     The Indemnification Agreements are a response to: (i) the increasing hazard, and related expense, of unfounded litigation directed against directors and executive officers; (ii) the general unavailability of directors' and officers' liability insurance or significant limitations in amounts and breadth of coverage; (iii) dramatic increases in premiums for such coverage and (iv) the potential inability of the Company to continue to attract and retain qualified directors and executive officers in light of these circumstances.

     The Board of Directors believes that the Indemnification Agreements will serve the best interests of the Company and its Stockholders by strengthening the Company's ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to the success of the Company. The Indemnification Agreements are intended to complement the indemnity and protection available under Delaware law, the Company's Certificate of Incorporation and Bylaws and any policies of insurance which may hereafter be maintained by the Company, and to provide for indemnification of certain of its agents to the fullest extent permitted by applicable law.

Existing Protection

     Insurance has traditionally provided additional protection to directors and officers by covering expenses of litigation and judgments in a wide range of cases, even if a corporation would be prohibited from directly indemnifying its directors and officers. In recent years, however, the market for directors' and officers' liability insurance has fluctuated, and such insurance has at times become either unavailable or available only in reduced amounts and at substantially increased prices. In view of the current environment in the insurance industry, the Board has determined that the Company's interests are best served by supplementing any coverage which the Company may maintain by agreeing by contract to indemnify directors and officers to the fullest extent permitted under applicable law.

Indemnification Agreements

     The Indemnification Agreements attempt to provide the maximum indemnification allowed under applicable law. Since the Delaware statute is nonexclusive, it is possible that certain claims beyond the scope of the statutes may be indemnifiable. It is intended that the Indemnification Agreements provide a scheme of indemnification that may be broader than that specifically provided by Delaware law. The degree to which the indemnification expressly permitted by the statutes may be expanded has not yet been determined.

     The Indemnification Agreements cover any and all expenses (including attorneys' fees and all other costs, expenses and obligations), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), whether civil, criminal, administrative, investigative or other, relating to the fact that the indemnified party is or was an agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another entity, or by reason of any action or inaction on the part of the indemnitee while serving in such capacity. Indemnification would not, however, be available if it shall ultimately be determined by a final judicial determination that such indemnification is not permitted under applicable law. In the event that the person or body appointed by the Board determines that the indemnitee would not be permitted to be indemnified, the indemnitee may seek a judicial determination of the indemnitee's right to indemnification.

     The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any claim and obligate the indemnitee to reimburse the Company for all amounts so advanced if it is subsequently determined that the indemnitee is not entitled to indemnification.

     The Company is not obligated to indemnify the indemnitee with respect to
(a) acts, omissions or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or
(d) violations of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor statute.

     The Indemnification Agreements also provide that they are not exclusive, although they do prohibit double payment. While not requiring the maintenance of directors' and officers' liability insurance, if there is such a policy, the Indemnification Agreements require that indemnity be provided with the maximum coverage afforded to directors, officers, key employees, agents or fiduciaries if indemnitee is a director, officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from the assets of the Company, thereby affecting a stockholder's investment. The Indemnification Agreements, together with the limitation of liability provided by the Certificate of Incorporation, reduce significantly the number of instances in which directors might be held liable to the Company for monetary damages for breach of their fiduciary duty of care. Therefore, it should be noted that the directors have a direct personal interest in the approval of the Indemnification Agreements.

     At present, there is no pending litigation or proceeding involving an agent of the Company where indemnification would be required or permitted under the Indemnification Agreements. The Company is not aware of any threatened litigation or proceeding which will result in a claim for indemnification under the Indemnification Agreements by any agent.

Reason for Stockholder Approval

     Section 144 of the Delaware General Corporation Law provides that no contract or transaction -between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board, a committee thereof, or the Stockholders.

     The Company intends to enter into the Indemnification Agreements with its directors and executive officers. Although the Company believes that such agreements are just and reasonable to it, and that stockholder approval may not therefore be required to validate the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the Stockholders for their consideration.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"

              THE RATIFICATION OF THE INDEMNIFICATION AGREEMENTS.


                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors to audit the financial statements of the Company for the fiscal year ending January 31, 2000, and recommends that the Stockholders vote for ratification of this appointment. In the event the Stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since January 31, 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions from the Stockholders.

Required Vote

     The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Class A Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
           OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                     FOR THE YEAR ENDING JANUARY 31, 2000.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters other than those described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders will, as to such items, vote the shares represented by proxies in accordance with their best judgment.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1999, EXCLUDING EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS OF THE COMPANY UPON REQUEST. COPIES OF EXHIBITS TO THE FORM 10-K ARE AVAILABLE, BUT A REASONABLE FEE PER PAGE WILL BE CHARGED TO THE REQUESTING STOCKHOLDER. STOCKHOLDERS MAY MAKE REQUESTS IN WRITING TO KERRY LEVENHAGEN, INVESTOR RELATIONS, INFERENCE CORPORATION, 100 ROWLAND WAY, NOVATO, CALIFORNIA 94945.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.



                                         THE BOARD OF DIRECTORS

May 14, 1999
Novato, California

                                                                      APPENDIX A
                                                                      ----------

                       FORM OF INDEMNIFICATION AGREEMENT



  This Indemnification Agreement (this "Agreement") is made as of the ______ day of _________________, 1999, between Inference Corporation, a Delaware corporation (the "Company") and _________________ ("Indemnitee").

                                BACKGROUND FACTS

     The Indemnitee currently is serving as a director and/or officer of the Company and the Company wishes the Indemnitee to continue in such capacity.
Article IX of the Company's Certificate of Incorporation, as amended, authorizes the Company to indemnify Indemnitee to the fullest extent permitted by applicable law and to enter into binding agreements with Indemnitee to provide such indemnification. In order to induce the Indemnitee to continue to serve as a director and/or officer of the Company and in consideration of Indemnitee's continued service, the Company and the Indemnitee hereby agree as follows:

  1.   Definitions.
       -----------

     As used in this Agreement:

     (1.1) Proceeding. The term "Proceeding" includes any threatened, pending or
           ----------
completed action, suit or proceeding, any appeal therefrom and any inquiry or investigation, whether conducted by the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether brought by or in the right of the Company to procure a judgment in its favor or brought by any third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee is or may be or may have been involved as a party or otherwise by reason of any action taken by Indemnitee or of any inaction on Indemnitee's part while acting as a director, officer, employee or agent of the Company or any subsidiary of the Company, or while acting at the request of the Company as a director, officer, employee, partner, trustee or agent of any other corporation, partnership, joint venture, trust or other enterprise (as defined in Section 1.3, below), regardless of whether Indemnitee is acting or serving in any such capacity at the time any Expenses (as defined in Section 1.2, below) are incurred for which indemnification may be provided under this Agreement.

     (1.2) Expenses. The term "Expenses" includes all costs, charges and
           --------
expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding, including, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Indemnitee (if such settlement is approved in advance by the Company, which approval shall not unreasonably be withheld), and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which Indemnitee is not otherwise compensated by the Company or any third party; provided, however, that the term "Expenses" shall not include (i) any judgments and fines and similar penalties against the Indemnitee or (ii) any expenses, amounts paid in settlement, attorneys' fees or disbursements, or any other costs whatsoever incurred in connection with any Proceeding insofar as such Proceeding is based on a violation by the Indemnitee of Section 16 of the Securities Exchange Act of 1934, as amended.

     (1.3) Other Terms.  The term "other enterprise" includes employee benefit
           -----------
plans; the term "fines" includes any excise tax assessed with respect to any employee benefit plan; the term "serving at the request of the Company" includes any service as a director, officer, employee or agent of the Company or any of its subsidiaries that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "reasonably believed to be in the best interests" of the Company or any of its subsidiaries as such term is used in this Agreement.

  2.   General Right to Indemnification.  The Company shall indemnify the
       --------------------------------
Indemnitee against Expenses, judgments and fines and other amounts actually and reasonably incurred in connection with any Proceedings to the full extent permitted by federal law and any applicable law as from time to time in effect. Without limiting the generality of the foregoing, the Company shall also indemnify the Indemnitee in accordance with the provisions set forth below.

  3.   Proceedings Other than by or in the Right of the Company.  If the
       --------------------------------------------------------
Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor), the Company shall indemnify Indemnitee against all Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company or that the Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

  4.   Proceedings by or in the Right of the Company.  If the Indemnitee was or
       ---------------------------------------------
is a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall indemnify Indemnitee against all Expenses relating to the Proceeding if Indemnitee acted in good faith in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders; however, no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless the court in which such Proceeding is or was pending shall determine upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses, and then only to the extent that the court shall determine. In addition, no indemnification shall be made (i) with respect to amounts paid in settling or otherwise disposing of a pending action without court approval and (ii) with respect to Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

  5.   Indemnification for Expenses of Successful Party.  Notwithstanding the
       ------------------------------------------------
other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or of any claim, issue or matter forming part of any Proceeding, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith to the fullest extent permitted by applicable law.

  6.   Adverse Determination.  Any indemnification under Sections 3 and 4 hereof
       ---------------------
shall be paid by the Company in accordance with Section 8 unless (i) a determination is made that indemnification is not proper because the Indemnitee has not met the applicable standard of conduct set forth in Sections 3 and 4, or (ii) with respect to indemnification under Section 4, the Indemnitee shall have been adjudged to be liable to the Company, and the court in which such Proceeding is or was pending has determined upon application that, in view of all the circumstances of the case, the Indemnitee is not entitled to indemnity. The determination set forth in (i) above shall be made no later than the end of the thirty-day period set forth in Section 8.2 by any of the following: (1) with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not parties to such Proceeding, even if less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors or if such directors so direct, by a written opinion of independent legal counsel, or (d) by approval of the Company's stockholders with the shares owned by the Indemnitee not being entitled to vote thereon or (2) with respect to employees and agents who are not directors or officers at the time of such determination, by any person or persons having corporate authority to act on the matter, including the foregoing authorized persons, or (3) with respect to all employees and agents whether or not such employees and agents are officers or directors of the Company at the time of such determination, by the court in which such Proceeding is or was pending, if such is the case, upon application made by the Company or the Indemnitee or the attorney or other person rendering services in connection with the defense, whether or not such application by the Indemnitee, attorney or other person is opposed by the Company.

  7.   Reliance on Books, Records and Other Information.  The Indemnitee shall
       ------------------------------------------------
be presumed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee's conduct was unlawful, if Indemnitee's action is or was based on the records or books of account of the Company (other than such records or such books of account which the Indemnitee prepared or was responsible for preparing) with respect to which the Indemnitee may be affected by a Proceeding, including financial statements, or on information supplied to Indemnitee by executive officers of the Company in the course of their duties, or on the written advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by other expert selected with reasonable care by the Company. The provisions of this Section shall not be deemed exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met any applicable standard of conduct. For purposes of this Section 7, the term "Company" includes any other enterprise.

  8.   Procedure for Indemnification.
       -----------------------------

     (a) Advances.  Expenses to which an Indemnitee is entitled to
         --------
indemnification under Sections 2, 3 and 4 shall be paid promptly by the Company in advance of any final disposition of the Proceeding upon receipt by the Company of written documentation of the Indemnitee's obligation to pay such Expenses; provided, however, that Indemnitee hereby undertakes to repay all amounts so advanced if it shall be determined ultimately that the Indemnitee is not entitled to be indemnified pursuant to this Agreement.

     (b) Payment Within 30 Days.  After the final disposition of any Proceeding,
         ----------------------
the Indemnitee may send to the Company a written request for indemnification, accompanied by written documentation of the Indemnitee's obligation to pay the Expenses, judgments and fines and similar penalties for which indemnification is requested. No later than 30 days following receipt by the Company of such request, the Company shall pay the Expenses, judgments and fines and similar penalties or reimburse the Indemnitee therefor (as the case may be) unless, during such 30-day period (i) the Company determines that the indemnification request is not permitted by the laws of the State of Delaware then in effect, or
(ii) with respect to indemnification under Sections 3 and 4, the adverse determination described in Section 6 is made.

     (c) Actions to Enforce this Agreement.  In any action by the Indemnitee to
         ---------------------------------
enforce this Agreement, the Company shall bear the burden of proving that any applicable standard of conduct has not been met by the Indemnitee. Neither the failure of the Company to have made the determination required pursuant to
Section 6, nor any determination made pursuant to Section 6 shall create a presumption that the Indemnitee has or has not met any applicable standard of conduct.

  9.   Other Rights.  The rights of the Indemnitee under this Agreement shall
       ------------
not be deemed exclusive of any other rights to which Indemnitee may be entitled under any law (common or statutory), provision of the Company's Certificate of Incorporation, as amended, or Bylaws, vote of stockholders or Board of Directors of the Company or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Company in any capacity.

  10.  Notice to the Company; Defense of Proceeding.
       --------------------------------------------

     (a) Notice.  The Indemnitee shall, as a condition precedent to Indemnitee's
         ------
right to indemnification hereunder, provide prompt written notice to the Company of any Proceeding in connection with which Indemnitee may assert a right to be indemnified under this Agreement. Such notice shall be deemed to have been provided if mailed by domestic certified mail, postage prepaid, to Inference Corporation, at 100 Rowland Way, Novato, California 94945 (or to such other address as the Company may specify in writing to the Indemnitee). Indemnitee shall give the Company such information and cooperation as it may reasonably require. The omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise.

     (b) Defense of Proceeding.  With respect to any Proceeding:
         ---------------------

         (i) The Company shall be entitled to participate in the Proceeding at its own expense.

         (ii) Except as otherwise provided below, the Company shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to the Indemnitee, to the extent that it may wish. After notice from the Company to the Indemnitee of such assumption, during the Company's good faith active defense the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with such defense. The Indemnitee shall have the right to employ separate counsel in the Proceeding, but the fees and expenses of such counsel incurred after such assumption shall be at the expense of the Indemnitee, unless (a) such employment has been authorized in writing by the Company, or (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of the Proceeding.

         (iii) The Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent. If the Indemnitee does not promptly offer to settle a Proceeding on a basis that the Board of Directors has approved, the Company shall not be liable to pay any Expenses incurred thereafter in connection with that Proceeding.

         (iv) The Company shall not settle any Proceeding which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent.

  11.  Exceptions.  Any other provisions herein to the contrary notwithstanding,
       ----------
the Company shall not be obligated pursuant to the terms of this Agreement:

     (a) Excluded Acts.  To indemnify Indemnitee for any acts or omissions or
         -------------
transactions from which a director, officer, employee or agent may not be relieved of liability under the applicable law.

     (b) Claims Initiated by Indemnitee.  To indemnify or advance expenses to
         ------------------------------
Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

     (c) Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred
         ------------------
by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in a good faith or was frivolous;

     (d) Insured Claims.  To indemnify Indemnitee for expenses or liabilities of
         --------------
any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

     (e) Claims Under Section 16(b).  To indemnify Indemnitee for expenses and
         --------------------------
the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

  12.  Miscellaneous.
       -------------

     (a) Amendments.  This Agreement may be amended only by means of a writing
         ----------
signed by both the Company and the Indemnitee.

     (b) Retroactive Effect.  This Agreement covers all Proceedings that either
         ------------------
now have been or later may be commenced, including any Proceeding relating to any past act or omission of the Indemnitee that has not yet resulted in commencement or threat of a Proceeding.

     (c) Savings Clause.  Each provision of this Agreement is a separate and
         --------------
distinct agreement, independent of all other provisions. If this Agreement or any such provision shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way, and the Company shall nevertheless indemnify the Indemnitee as to Expenses, judgments and fines and similar penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law. In the event of any whole or partial invalidation, illegality or unenforceability of this Agreement, there shall be added automatically to this Agreement a provision or provisions as similar to such invalid, illegal or unenforceable provision, both in terms and effect, as may be possible and be valid, legal and enforceable.

     (d) Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge
         ---------------------
that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     (e) Successors and Assigns.  This Agreement shall be binding on, and inure
         ----------------------
to the benefit of, the successors and assigns of the Company, whether by operation of law or otherwise, and the estate, heirs and personal representatives of the Indemnitee.

     (f) Governing Law.  This Agreement shall be governed in all respects,
         -------------
including validity, interpretation and effect, by the laws of this State of Delaware.

     (g) Merger Clause.  Except for the Company's Restated Articles of
         -------------
Incorporation and Restated Bylaws, this Agreement constitutes the entire understanding of the parties and supersedes all prior understandings and agreements, written or oral, between the parties with respect to the subject matter of this Agreement.

     (h) No Duplication of Payments.  The Company shall not be liable under this
         --------------------------
Agreement to make any payment in connection with any claim made against the Indemnitee to the extent that the Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

     (i) Subrogation.  In the event of payment under this Agreement, the Company
         -----------
shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary or appropriate to enable the Company effectively to bring suit to enforce such rights.

     (j) Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INFERENCE CORPORATION

(a Delaware corporation)

By:  ___________________________________

INDEMNITEE

________________________________________
[End of Form of Indemnification Agreement]

                                                                      APPENDIX A

                             AMENDED AND RESTATED

                             INFERENCE CORPORATION

                            1993 STOCK OPTION PLAN



      1.  Purpose.
          -------

          (a) This Plan document is intended to implement and govern two separate Stock Option Plans of Inference Corporation, a California corporation (the "Company"), and its Parent or Subsidiary Corporation(s), if any:

              (i) the Inference Corporation 1993 Incentive Stock Option Plan ("Plan A"); and

              (ii) the Inference Corporation 1993 Nonstatutory Stock Option Plan ("Plan B").

Plan A provides for the granting of options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of
Section 422(b) of the Internal Revenue Code, as amended (the "Code"). Plan B provides for the granting of options that are not intended to so qualify. Unless specified otherwise, all provisions of this Plan relate equally to both Plan A and Plan B (collectively, the "Plans"), which Plans are condensed into one plan document solely for purposes of administrative convenience and are not intended to constitute tandem plans.

          (b) The purpose of these Plans is to retain the best available persons for positions of substantial responsibility and to provide additional incentives for the accomplishment of key Company objectives. The Plans are intended to accomplish this purpose by allowing the Company to grant options ("Options") to purchase shares of the Company's Series A Common Stock ("Common Stock"). (For purposes of these Plans, "Parent Corporation" and "Subsidiary Corporation" shall mean corporations as defined in Code Sections 424(e) and 424(f), respectively. Additionally, "Company" shall include any Parent Corporation or Subsidiary Corporation that may exist).

     2.   Administration.  The Plans shall be administered as follows:
          --------------

          (a) Except as provided below, the Plans shall be administered by (i) the Board of Directors or (ii) a committee ("Committee"), which Committee shall be constituted to satisfy applicable laws. The Plan may be administered by different Committees with respect to different groups of Optionees. To the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the 1934 Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b) The Board shall have sole authority in its absolute discretion (i) to determine which employees, consultants and non-employee directors of the Company shall receive Options ("Optionees"), and (ii) subject to the express provisions of these Plans, to determine the time when Options shall be granted, the terms and conditions of Options other than those terms and conditions fixed under these Plans, and the number of shares which may be issued upon exercise of the Options. The Board shall adopt by resolution such rules and regulations as may be required to carry out the purposes of the Plans and shall have authority to do everything necessary or appropriate to administer the Plans. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees. Administration of the Plans with respect to members of the Committee shall not be delegated, but shall at all times remain vested in the Board. The Board may from time to time remove members from, or add members to, the Committee, and vacancies in the Committee shall be filled by the Board. Furthermore, the Board at any time by resolution may abolish the Committee and revest in the Board the administration of the Plans.

          (c) With respect to Options granted to a member of the Board, the Board shall take action by a vote sufficient without counting the vote of such member of the Board, although such member of the Board may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the granting of Options to such member of the Board.

          (d) The Committee, if appointed pursuant to this Section 2, shall report to the Board the name of the person granted Options, the number of shares covered by each Option and the terms and conditions of each such Option.

     3.   Eligibility.
          -----------

          (a) Persons who shall be eligible to receive Options under these Plans shall be as follows:

              (i) in the case of Plan A, employees of the Company who render those types of services which tend to contribute materially to the success of the Company; and

              (ii) in the case of Plan B, employees described in subsection 3(a)(i) above, consultants, and any non-employee directors of the Company who render those types of services which tend to contribute materially to the success of the Company.

          (b) The determination as to whether an employee, consultant or non-employee director is eligible to receive Options hereunder shall be made by the Board in its sole discretion, and the decision of the Board shall be binding and final.

     4.   Number of Shares.  The maximum aggregate number of shares which may be
          ----------------
optioned and sold under these Plans is One Million Three Hundred Thousand (1,300,000) shares of authorized but unissued Common Stock of the Company. If Options granted under the Plans shall terminate or expire without being exercised, in whole or in part, the shares subject to such unexercised Options may again be subjected to an Option under these Plans.

     5.   Option Price.  The Option Price for shares of Common Stock to be
          ------------
issued under Plan B shall be determined by the Board. The Option Price for shares of Common Stock to be issued under Plan A shall be equal to or greater than the fair market value of such shares on the date on which the Option covering such shares is granted, except that if on the date on which such Option is granted the Optionee is a Restricted Shareholder, then such Option Price shall be equal to or greater than one hundred ten percent (110%) of the fair market value of the shares on the date such Option is granted. For the purposes of the Plans, a "Restricted Shareholder" is an individual who, at the time an Option is granted under the Plans, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, with stock ownership to be determined in light of the attribution rules set forth in Section 424 (d) of the Code. The term 'fair market value' shall mean:
(i) if shares are exchange-traded or traded on the NASDAQ National Market, the closing sales price per share of the shares; (ii) if shares are regularly traded in any over-the-counter market other than the NASDAQ National Market, the average of the bid and asked prices per share of the shares; and (iii) if shares are not traded as described in (i) or (ii) above, the per share fair market value of the shares as determined in good faith by the Board on such basis as the Board in its sole discretion shall choose. The date of determination of fair market value with respect to (i) and (ii) above shall be the date of the option grant, or if no trading in the shares takes place on such date, on the next preceding trading day on which there has been such trading. The date of determination of fair market value with respect to (iii) above shall be the date of the option grant.

     6.   Term of the Plans.  The Plans shall be effective as of September 15,
          -----------------
1993, and shall continue in effect until September 15, 2003, unless terminated earlier. No Option may be granted hereunder after September 15, 2003.

     7.   Exercise of Options.  Subject to the limitations set forth herein
          -------------------
and/or in any applicable Stock Option Agreement entered into hereunder, Options granted under these Plans shall be exercisable in accordance with the following rules:

          (a) General.  Subject to the other provisions of this Section 7,
              -------
Options shall vest and become exercisable at such times and in such installments as the Board shall provide, in each individual Stock Option Agreement. Notwithstanding the foregoing, the Board may in its sole discretion, accelerate the time at which an Option or installment thereof may be exercised. For purposes of these Plans, any vested installment of an Option granted hereunder shall be referred to as an "Accrued Installment."

          (b) Termination of Options.  All installments of an Option shall
              ----------------------
expire and terminate on such date(s) as the Board shall determine, but in no event later than ten (10) years from date such Option was granted (except that an Option granted under Plan A to a Restricted shareholder shall by its terms not be exercisable after the expiration of five (5) years from the date such Option was granted) ("Option Termination Date"). Unless provided otherwise in this Section 7 or in the stock Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Stock Option Agreement and at any time thereafter until, and including, the day before the Option Termination Date.

          (c) Dissolution or Liquidation; Merger or Asset Sale.  In the event of
              ------------------------------------------------
the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

              In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation.
In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of optioned stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) Termination of Employment Other than by Death or Disability.  If
              -----------------------------------------------------------
the employment of an Optionee with the Company is terminated for any reason other than death or permanent and total disability, any installments under the Option which have not accrued as of the termination date shall expire and become unexercisable as of the termination date. All Accrued Installments as of the termination date shall remain exercisable for a period not to exceed the earlier of (i) three (3) months following the termination date or (ii) the Option Termination date.

          (e) Death or Disability of Optionee While Employed.  If the employment
              ----------------------------------------------
of an Optionee with the Company is terminated by reason of death or permanent and total disability, any unexercised Accrued Installments of Options granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:

              (i) The applicable Option Termination Date, or

              (ii) The first anniversary of the date of termination of employment of such Optionee by reason of his death or permanent and total disability. Any such Accrued Installments of a deceased Optionee may be exercised prior to their expiration only by the person or persons to whom the Optionee's Option rights pass by will or by laws of descent and distribution. Any installments under such a deceased or disabled Optionee's Option that have not accrued as of the date of his termination of employment due to death or permanent and total disability shall expire and become unexercisable as of said termination date. For purposes of these Plans, the term "permanent and total disability" shall be defined under Code Section 22(e)(3).

          (f) Extensions.  Notwithstanding the provisions covering the
              ----------
exercisability of Options following termination of employment, as described in Sections 7(d) and (e), respectively, the Board may, in its sole discretion, with the consent of the Optionee or the Optionee's estate (in the case of the death of Optionee), extend the period of time during which Accrued Installments shall remain exercisable, provided that in no event shall such extension go beyond the Option Termination Date. In the case of Incentive Stock Options, extensions under this Section 7(f) may result in loss of the favorable treatment accorded incentive stock options under the Code.

          (g) Limitations The following limitations shall apply to grants of
              ------------
Options:

              (i) No Optionee shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 shares of Common Stock.

              (ii) In connection with his or her initial service, an Optionee may be granted Options to purchase up to an additional 300,000 shares of Common Stock which shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14.

          (h) Exercise of Options.  An Option may be exercised in accordance
              -------------------
with this Section 7 as to all or any portion of the shares covered by an Accrued Installment of the Option from time to time during the applicable option period, except that an Option shall not be exercisable with respect to fractions of a share.

          (i) Payment.  The Board shall determine the acceptable form of
              -------
consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Board shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note; (iv) other shares of Common Stock which (A) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable law.

     8.   Authorization to Issue Options and Shareholder Approval.  Options
          -------------------------------------------------------
granted under the Plans shall be conditioned upon the Company obtaining any required regulatory permit, free of any conditions not acceptable to the Board, authorizing the Company to issue such Options; provided, however, such condition shall lapse as of the effective date of issuance of such permit(s) in a form to which the Company does not object within sixty (60) days. The grant of Options under the Plans also is conditioned on approval of the Plans by the shareholders of the Company within twelve (12) months after the date hereof, and no Option shall be granted hereunder unless and until the Plans have been so approved.

     9.   Automatic Option Grants to Outside Directors.
          --------------------------------------------

          (a) First Option.  Each non-employee director who becomes a non-
              ------------
employee director after the effective date of this Plan shall be automatically granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which such person first becomes a non-employee director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an employee director who ceases to be an employee director but who remains a director shall not receive a First Option.

          (b) Subsequent Option.  Each non-employee director shall be
              -----------------
automatically granted a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (a "Subsequent Option") on the anniversary of the non-employee director's election to the Board each year; provided that he or she is then a
                                            --------
non-employee director.

          (c) Terms of First Options. The terms of First Options granted
              ----------------------
hereunder shall be as follows:

              (i)   the term of each Option shall be ten (10) years.

              (ii) the exercise price per share shall be 100% of the fair market value per share of Common Stock on the date of grant. In the event that the date of grant is not a trading day, the exercise price per share of Common Stock shall be the fair market value on the next trading day immediately following the date of grant.

              (iii) 25% of the shares of Common Stock subject to the Option shall vest twelve months after the date of grant, and 1/48 of the shares of Common Stock subject to the Option shall vest each month thereafter so that 100% of the shares of Common Stock subject to the Option shall be vested four (4) years from the grant date, subject to the Optionee remaining an employee, director or consultant as of such vesting dates.

          (d) Terms of Subsequent Options.  The terms of Subsequent Options
              ---------------------------
granted hereunder shall be as follows:

              (i)   the term of each Option shall be ten (10) years.

              (ii) the exercise price per share shall be 100% of the fair market value per share of Common Stock on the date of grant. In the event that the date of grant is not a trading day, the exercise price per share of Common Stock shall be the fair market value on the next trading day immediately following the date of grant.

              (iii) the shares of Common Stock subject to the Option shall vest in equal monthly installments over a one year period beginning three (3) years from the date of grant, subject to the Optionee remaining an employee, director, or consultant as of such vesting dates.

          (e) All Options granted pursuant to this Section 9 shall become fully vested and exercisable upon the consummation of any transaction described in
Section 7(c).

          (f) The Option shall be subject to the other provisions of this Plan which are not inconsistent with the provisions of this Section 9.

     10.  Stock Option Agreement.  The terms and conditions of Options granted
          ----------------------
under the Plans shall be evidenced by a Stock Option Agreement executed by the Company and the person to whom the Option is granted. Each Stock Option Agreement shall incorporate these Plans by reference and shall include such provisions as are determined to be necessary or appropriate by the Board.

     11.  Amendment or Termination of the Plans.
          -------------------------------------

          (a) The Board may amend, suspend and/or terminate the Plans at any time, provided, however, that except as provided in Section 14 below, the Board shall not amend the Plans in the following respects without shareholder approval:

          (b) To increase the maximum number of shares subject to the Plans;

              (i) To change the designation or class of persons eligible to receive Options under the Plans;

              (ii) To extend the term of the Plans or the maximum Option exercise period; or

              (iii) To decrease the minimum price at which shares may be optioned under the Plans.

          (c) Furthermore, the Plans may not, without the approval of the shareholders, be amended in any manner that would cause Incentive Stock Options issued hereunder to fail to qualify an Incentive Stock Options as defined in Code Section 422(b). Notwithstanding the foregoing, no amendment, suspension or termination of the Plans shall adversely affect Options granted on or prior to the date thereof, as evidenced by the execution of a Stock Option Agreement by both the Company and the Optionee, without the consent of such Optionee.

     12.  Options Not Transferable.  Unless determined otherwise by the Board,
          ------------------------
Options granted under these Plans may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee. If the Board makes an Option transferable, such Option shall contain such additional terms and conditions as the Board deems appropriate.

     13.  Restrictions on Issuance of Shares.  The Company, during the term of
          ----------------------------------
these Plans, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plans. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

     14.  Adjustments Upon Changes In Capitalization.  If the outstanding shares
          ------------------------------------------
of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to individual Optionees under these Plans upon exercise of Options granted under the Plans; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Common Stock or other classes of the Company's securities. If any Option granted under the Plans shall terminate for any reason or expire before such option is exercised in full, the securities that might otherwise have been issued upon exercise of such option shall again become available for purposes of these Plans.

     15.  Representations and Warranties.  As a condition to the granting and
          ------------------------------
the exercise of any portion of an Option, the Company may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended ("1933 Act"), or any other applicable law, regulation or rule of any governmental agency.

     16.  No Enlargement or Employee Rights.  These Plans are purely voluntary
          ---------------------------------
on the part of the Company, and while the Company hopes to continue them indefinitely, the continuance of the Plans shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plans shall be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Options authorized hereunder prior to the grant of such an Option to such employee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

     17.  Availability of Plans.  A copy of these Plans shall be delivered to
          ---------------------
the Secretary of the Company and shall be shown by the Secretary to any eligible person making reasonable inquiry concerning the Plans.

     18.  Applicable Law.  These Plans shall be governed by and construed in
          --------------
accordance with the laws of the State of California.

     IN WITNESS WHEREOF, pursuant to the due authorization and adoption of these Plans by the Board on September 15, 1993, as amended effective February 9, 1994, the Company has caused these Plans to be duly executed by its duly authorized officers.



                                       INFERENCE CORPORATION

                                       By: /s/ Charles W. Jepson
                                           ------------------------------------
                                           Charles W. Jepson, President and CEO

                                       By: /s/ Mark A. Wolf
                                           ------------------------------------
                                           Mark A. Wolf, Chief Financial Officer

PROXY                       INFERENCE CORPORATION                          PROXY
                             CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 1999

     The undersigned hereby appoints                    and                , and
                                     ------------------     ---------------
each of them, with full power of substitution, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inference Corporation to be held on June 17, 1999, and at any postponements or adjournments thereof, as specified below, and to vote in accordance with their best judgment on such other business as may properly come before the Annual Meeting and at any postponements or adjournments thereof.

     UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.


  [  ] Check here for address change.    New Address:
                                                     -------------------------

                                         -------------------------------------

                                         -------------------------------------


                  (Continued and to be signed on reverse side)


--------------------------------------------------------------------------------
                         (continued from reverse side)

                             INFERENCE CORPORATION

    PLEASE MARK VOTE IN CIRCLE IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.  Election of Class III Director--  For   Withheld   For All   3.  Proposal to                     For      Against      Abstain
    Nominee:  Raymond A. Smelek      [   ]   [   ]      Except       ratify a form of               [   ]      [   ]        [   ]
                                                         [   ]       Indemnification Agreement

 -----------------------------------------------
 (Except nominee(s) written above)                               4.  Proposal to ratify              For      Against      Abstain
                                                                     appointment of independent     [   ]      [   ]        [   ]
                                                                     accountants

2.  Proposal to increase by 325,000    For   Against    Abstain
    the number of shares available    [   ]   [   ]      [   ]
    under the 1993 Stock Option Plan

                                                                 Check here if you plan to attend the meeting [ ]

                                                                 The undersigned  acknowledges receipt of the Notice of Annual
                                                                 Meeting of Stockholders and of the Proxy Statement.
                                                                                                      Dated                 , 1998
                                                                                                            ----------------
                                                                 Signature(s)
                                                                              -----------------------------------------------------

                                                                 ------------------------------------------------------------------

                                                                 Please sign exactly as your name appears hereon, and return promptly in the enclosed envelope. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.